Exhibit 10.23


                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT dated for reference the 1st day of July, 2002.

BETWEEN:

       ST. JUDE RESOURCES LTD., of Suite 200, 5405 - 48th Avenue, Delta, British Columbia, V4K 1W6

       (herein referred to as the "Company")

                                                             OF THE FIRST PART

AND:

       BLUESTAR MANAGEMENT INC., of 5667 Timber Valley Road, Tsawwassen, British Columbia, V4L 2H8

       (herein referred to as the "Executive")

                                                            OF THE SECOND PART

WHEREAS:

     A. The principal of the Executive is Michael A. Terrell ("Terrell"), who has been the president and a director of the Company since its inception in 1987;

     B. The Executive has expertise in administration and management of public mining companies, which it has been providing to the Company and which the Company wishes to continue utilizing;

     C. The Company acknowledges that the development and success of the Company to date is largely due to the efforts of the Executive (and prior to the Executive, Terrell) and recognizes the valuable services that the Executive has rendered and is continuing to provide to the Company and its subsidiaries, and considers it essential to the best interest of its shareholders to foster the continuous employment of the Executive;

     D. The Company also considers that it is in the best interests of the Company and its shareholders that appropriate steps should be taken to reinforce and encourage the Executive's continued attention, dedication and availability to the Company, including in the event of a Change in Control (as defined below) so that the Executive will not be distracted by the uncertainties which can arise from any possible changes in control of the Company;

     E. Both the Company and the Executive wish to formally agree as to the terms and conditions that will, in the circumstances hereinafter set forth, govern the Executive's employment by the Company;

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement, the following terms will have the meanings set out below.

          (a) "Base  Salary"  means the annual  base  salary,  as referred to in section 5 and as adjusted from time to time in accordance with section 6 of this Agreement.

          (b) "Benefit Payment" has the meaning set out in section 14 of this Agreement.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Business" means the business carried on by the Company, directly or indirectly, whether under an agreement with or in collaboration with any other party, with regard to the exploration and development of mineral properties in Ghana, Africa.

          (e) "Cause" has the meaning set out in section 15 of this Agreement.

          (f) "Change in Control" means:

              (i) any change in the holding, direct or indirect, of shares of the Corporation as a result of which a person, or a group of persons, or persons acting jointly or in concert, or persons associated or affiliated with any such person or group within the meaning of the Canada Business Corporations Act, are in a position to exercise effective control of the Corporation, provided that for the purposes of this Agreement a person or group of persons holding shares and/or other securities in excess of the number that, directly or following conversion thereof, would entitle the holders thereof to cast more than 20% of the votes attaching to all shares of the Corporation that may be cast to elect directors of the Corporation shall be deemed to be in a position to exercise effective control of the Corporation; or

              (ii) Incumbent Directors ceasing to constitute a majority of the Board.

          (g) "Good Reason" means the occurrence of any of the following without the Executive's express written consent:

              (i) the Company assigning to the Executive duties inconsistent with its position, duties, responsibilities and status with the Company immediately  prior  to  the  Change  in  Control,  or  a  change  in  the
       Executive's position, duties (including any position or duties as a director of the Company), responsibilities (including reporting responsibilities), titles or offices in effect immediately prior to the Change in Control, or any removal of the Executive from or any failure to re-elect or re-appoint it to any such positions, duties or offices, except in connection with the termination of its employment for Cause;

              (ii) a reduction by the Company of the Base Salary or any change in the basis upon which the Base Salary is determined;

              (iii) any failure by the Company to continue in effect any benefit, bonus or other compensation plan, including without limitation any stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan, in which the Executive is participating or entitled to participate immediately prior to the Change in Control, or the Company taking any action or failing to take any action that would adversely affect the Executive's participation in or reduce its rights or benefits under or pursuant to any such plan;

              (iv) the Company relocating the Executive to any place other than the location at which it performed its duties for the Company immediately prior to the Change in Control;

              (v) any failure by the Company to provide the Executive with the number of paid vacation days to which it was entitled immediately prior to the Change in Control or the Company failing to increase such paid vacation on a basis consistent with practices in effect prior to the Change in Control with respect to the senior executives of the Company, whichever is more favourable to the Executive;

              (vi) the Company taking any action to deprive the Executive of any material fringe benefit it enjoyed immediately prior to the Change in Control or the Company failing to increase or improve such material fringe benefits on a basis consistent with practices in effect prior to the Change in Control or with practices implemented subsequent to the Change in Control with respect to the senior executives of the Company, whichever is more favourable to the Executive;

              (vii) any breach by the Company of any provision of this Agreement; or

              (viii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

          (h) "Incumbent Director" means any member of the Board who was a member of the Board prior to the occurrence of the transaction, transactions or elections giving rise to a Change in Control and any successor to an Incumbent Director by the affirmative vote of a majority of the Incumbent Directors then on the Board.

     2. Terrell to Perform. The parities acknowledge and agree that certain covenants and obligations of the Executive herein can only be performed by Terrell, in his capacity as principal of the Executive. Accordingly, if the terms of this Agreement require or imply that the Executive perform a covenant or obligation that can only be performed by Terrell, the Executive agrees to cause Terrell to perform such covenant or obligation.

     3. Position and Duties. The Company agrees to employ the Executive, and the Executive agrees to serve, as its President and Chief Executive Officer, having the duties and functions customarily performed by, and all the responsibilities customary to, a president and chief executive officer of a corporation engaged in a business similar to that of the Company, including those duties and functions particularly described in Schedule A attached to this Agreement. The Executive will report directly to the Board, and will continue to serve as a director of the Company. The duties and functions of the Executive pertain to the Company and any of its subsidiaries from time to time and may be varied or added to from time to time by the Board, at its discretion, exercised reasonably.

     4. Term. This Agreement will be effective as of and from July 1, 2002 (the "Effective Date") and, except as otherwise provided for herein, will continue for a period of five years from the Effective Date.

     5. Base Salary. The Company will pay the Executive a base salary in the amount of $17,500 per month (the "Base Salary"), payable semi-monthly, subject to the withholding of all applicable statutory deductions from such Base Salary in respect of the Base Salary and any taxable benefits received under this Agreement or in respect of the Executive's employment.

     6. Annual Review. The Board, or if applicable any compensation committee which may be established by the Board from time to time, will review the Base Salary and any other compensation which may be payable pursuant to this Agreement on an annual basis. This review will not result in a decrease of the Base Salary or other compensation, and any increase will be in the discretion of the Board or compensation committee, as the case may be.

     7. Benefits. The Company will arrange for the Executive to be provided with health, medical, dental, disability, accident and life insurance and such other benefits as are reasonable and appropriate for an executive level benefits plan, as determined by the Board from time to time, in consultation with the Executive.

     8. Vacation. The Executive will be entitled to an annual paid vacation as determined by the Board from time to time, such vacation entitlement not to be less than four weeks per calendar year. The Company reserves the right, acting reasonably, to request that vacations be scheduled so as not to conflict with critical business operations.

     9. Reimbursement for Expenses. The Company will promptly reimburse the Executive for reasonable travelling and other expenses actually and properly incurred by the Executive in connection with the performance of its duties and functions hereunder, such reimbursement to be made in accordance with, and subject to, the policies of the Company as may be in effect from time to time. The Executive will keep proper accounts and furnish statements, receipts, vouchers and/or other supporting documents to the Company within 30 days after the date the expenses are incurred.

     10. Stock Options. The Executive will be entitled to such incentive stock options as the Board may grant to the Executive from time to time on such terms as the Board may determine at the time of grant.

     11. Directors' & Officers' Liability Insurance. The Company will use commercially reasonable efforts to provide the Executive with directors' and officers' liability insurance coverage in an amount of at least $2,000,000 under the policies for such insurance arranged by the Company from time to time.

     12. Service to Company. During the terms of its employment the Executive will:

          (a) Well and faithfully serve the Company, at all times act in, and promote, the best interests of the Company, and devote substantially the whole of its working time, attention and energies to the business and affairs of the Company.

          (b) Comply with all rules, regulations, policies and procedures of the Company.

     13. Termination By Executive. Subject to sections 15 and 17, the Executive may resign as President and Chief Executive Officer and as a director of the Company and terminate this Agreement at any time, but only by giving the Company at least one month's prior written notice of the effective date of the Executive's resignation. On the giving of any such notice, the Company will have the right to elect, in lieu of the notice period, to pay the Executive a lump sum equal to one month's Base Salary, as referred to in section 5 and as adjusted from time to time in accordance with section 6, plus other sums owed for arrears of salary and vacation pay and if the Company elects to pay the Executive such lump sum in lieu of the one month notice period, the Company will, subject to the terms and conditions of any benefit plans in effect from time to time, maintain the benefits and payments set out in section 7 for one month after the date of the Executive's notice, but in all other respects the Executive's resignation and the termination of the Executive's employment shall be effective immediately upon the Executive's receipt of the lump sum.

     14. Termination by the Company Without Cause.

          (a) The Company may terminate the Executive's employment as President and Chief Executive Officer and require that the Executive resign as a director of the Company at any time without Cause (as defined below) by giving the Executive written notice of the effective date of such termination and in all respects, except as set out below, the Executive's resignation and the termination of the Executive's employment will be effective immediately. On the giving of any such notice, and subject to the Executive's prior resignation as a director of the Company, the Company will pay the Executive a lump sum equal to 12 months' Base Salary, as referred to in section 5 and as adjusted from time to time in accordance with section 6, plus all other sums owed for arrears of salary and vacation pay.

          (b) To the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company will maintain the benefits and payments set out in section 7 (the "Benefit Payment") for a period of six months from the effective date of termination. If either the Executive or Terrell obtains a new source of remuneration for personal services, whether through an office, new employment, a contract to provide consulting or other personal services, or any position analogous to any of the foregoing, the Benefit Payment will terminate on the date of commencement of such office, employment, contract or position.

          (c) The payments of Base Salary and benefits set out in this section 14 will be in lieu of any applicable notice period.

          (d) The Company will arrange for the Executive to be provided with such outplacement career counselling services as are reasonable and appropriate, to assist the Executive in seeking new executive level employment.

          (e) The Executive will not be required to mitigate the amount of any payment provided for in this section 14 by seeking other employment or otherwise, nor will any sums actually received be deducted therefrom.

     15. Termination by the Company for Cause. Notwithstanding sections 13, 14 or 16, the Company may terminate the Executive's employment hereunder and require that the Executive resign as a director of the Company for Cause at any time without any notice or severance. In this Agreement, "Cause" means the following:

          (a) the commission of theft, embezzlement, fraud, obtaining funds or property under false pretences or similar acts of misconduct with respect to the property of the Company or its employees or the Company's customers or suppliers;

          (b) the Executive entering into a guilty plea or being convicted for any crime involving fraud, misrepresentation or breach of trust, or for any serious criminal offence that impacts adversely on the Company; or

          (c) any other matter constituting just cause at common law;

any of which will entitle the Company to terminate the Executive's employment under this section 15.

     16. Termination Following Change in Control. In the event the Executive's employment is terminated within 24 months after a Change in Control, the Company agrees to pay to the Executive, and the Executive agrees to accept, subject to the Executive's prior resignation as a director of the Company, the following payments in full satisfaction of any and all claims the Executive has or may have against the Company, for remuneration, fees, salary, benefits, bonuses or severance, arising out of or in connection with the Executive's employment by the Company or the termination of the Executive's employment:

          (a) If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, the respective terms of sections 13 or 15 will govern and the Company will have no further obligations to the Executive under this Agreement.

          (b) If the Executive's employment is terminated by the Executive for Good Reason or, notwithstanding section 14, by the Company without Cause, then the Executive will be entitled to the following payments and benefits:

              (i) subject to the withholding of all applicable statutory deductions, the Company will pay the Executive the amount of compensation accrued pursuant to this Agreement as of the date of termination together with an amount equal to 12 months' Base Salary, as referred to in section 5 and as adjusted from time to time in accordance with section 6, multiplied by a fraction, the numerator of which will be 6 plus one for each year either the Executive or Terrell has been employed by the Company since its inception in 1987 and the denominator of which will be 12;

              (ii) to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company will maintain the Benefit Payment for a period of six months from the effective date of termination. If either the Executive or Terrell obtains a new source of remuneration for personal services, whether through an office, new employment, a contract to provide consulting or other personal services, or any position analogous to any of the foregoing, the Benefit Payment will terminate on the date of commencement of such office, employment, contract or position.

              (iii) the Company will arrange for the Executive to be provided with such outplacement career counselling services as are reasonable and appropriate, to assist the Executive in seeking new executive level employment;

              (iv) all incentive stock options granted to the Executive by the Company under any stock option agreement that is entered into between the Executive and the Company and is outstanding at the time of termination of the Executive's employment, which incentive stock options have not yet vested, will immediately vest upon the termination of the Executive's employment and will be fully exercisable by the Executive in accordance with the terms of the agreement or agreements under which such options were granted; and

              (v) the Executive will not be required to mitigate the amount of any payment provided for in this section 16 by seeking other employment or otherwise, nor will any sums actually received be deducted therefrom.

     17. Executive to Continue Employment. In the event of a Change in Control the Executive agrees to continue to diligently carry out its duties and obligations hereunder for a minimum period of six months following the effective date of the Change in Control, notwithstanding section 13 herein but subject to the Executive's right to terminate for Good Reason as provided for in section 16.

     18. No Additional Compensation Upon Termination. It is agreed that neither the Executive nor the Company shall, as a result of the termination of the Executive's employment, be entitled to any notice, fee, salary, bonus, severance or other payments, benefits or damages arising by virtue of, or in any way relating to, the Executive's employment or any other relationship with the Company (including the termination of such employment or relationship) in excess of what is specified or provided for in sections 13, 14, 15, or 16, whichever is applicable. Payment of any amount whatsoever pursuant to sections 13, 14, 15 or 16 shall be subject to the withholding of all applicable statutory deductions by the Company.

     19. Disclosure of Conflicts of Interest. During its employment with the Company, the Executive will promptly, fully and frankly disclose to the Company in writing:

          (a) The nature and extent of any interest the Executive or its Associates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company.

          (b) Every office the Executive may hold or acquire, and every property the Executive or its Associates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or the Executive's duties and obligations under this Agreement, and the nature and extent of any such conflict.

In this Agreement the expression "Associate" will include all those persons and entities that are included within the definition or meaning of "associate" as set forth in section 2 of the Canada Business Corporations Act, as amended, or any successor legislation of similar force and effect, and any director, officer or shareholder of the Executive.

     20. Provisions Reasonable. It is acknowledged and agreed that:

          (a) both before and since the Effective Date the Company has operated and competed and will operate and compete with respect to the Business;

          (b) during the course of the Executive's employment by the Company, both before and after the Effective Date, on behalf of the Company, the Executive has acquired and will acquire knowledge of, and has come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new competitors, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances the Executive has been or may well become the senior or sole representative of the Company dealing with such persons; and

          (c) in light of the foregoing, the provisions of section 21 below are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Business.

     21. Restrictive Covenant. The Executive will not, either alone or in partnership or in conjunction with any person, firm, company, corporation, syndicate, association or any other entity or group, whether as principal, agent, employee, director, officer, shareholder, consultant or in any capacity or manner whatsoever, whether directly or indirectly, for the term of the Executive's employment hereunder and continuing for a period of six months from the lawful termination of its employment, unless the termination was for Cause pursuant to section 15 in which event the provisions of this section 21 will not be applicable:

          (a) Carry on or be engaged in, concerned with, interested in or employed by, or advise, invest in or give financial assistance to, any business, enterprise or undertaking that is involved in the Business or is competitive with the Business unless the Executive became engaged in, concerned with, interested in or employed by, or commenced advising, investing in or giving financial assistance to, such business, enterprise or undertaking prior to the termination of its employment provided, however, that the foregoing will not prohibit the Executive from acquiring, solely as an investment and through market purchases, securities of any such business, enterprise or undertaking which are publicly traded, so long as the Executive is not part of any control group of such entity and such securities, which if converted, do not constitute more than 20% of the outstanding voting power of that entity.

          (b) Divert, entice or take away from the Company or attempt to do so or solicit for the purpose of doing so, any business of the Company, or any person, firm, corporation or other entity that was an employee, client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Company during the time of the Executive's employment with the Company, whether before or after the Effective Date.

     22. Remedies. The Executive acknowledges and agrees that any breach or threatened breach of any of the provisions of sections 12, 19 or 21 could cause irreparable damage to the Company or its partners, subsidiaries or affiliates, that such harm could not be adequately compensated by the Company's recovery of monetary damages, and that in the event of a breach or threatened breach thereof, the Company will have the right to seek an injunction, specific performance or other equitable relief as well as any equitable accounting of all the Executive's profits or benefits arising out of any such breach. It is further acknowledged and agreed that the remedies of the Company specified in this section 22 are in addition to and not in substitution for any rights or remedies of the Company at law or in equity and that all such rights and remedies are cumulative and not alternative and that the Company may have recourse to any one or more of its available rights or remedies as it shall see fit.

     23. Enurement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     24. Agreement Confidential. The parties hereto will keep the terms and conditions of this Agreement confidential except as may be required to enforce any provision of this Agreement or as may otherwise be required by any law, regulation or other regulatory requirement.

     25. Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

     26. Entire Agreement. The terms and conditions of this Agreement are in addition to and not in substitution for the obligations, duties and responsibilities imposed by law on employees of corporations generally, and the Executive agrees to comply with such obligations, duties and responsibilities. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may only be varied by further written agreement signed thereby. This Agreement supersedes any previous communications, understandings and agreements between the Executive and the Company regarding the Executive's employment. It is acknowledged and agreed that this Agreement is mutually beneficial and is entered into for fresh and valuable consideration with the intent that it will constitute a legally binding agreement.

     27. Further Assurances. The parties hereto will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

     28. Surviving Obligations. The Executive's obligations and covenants under sections 21 and 22 will survive the termination of this Agreement.

     29. Notice. Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered sent by facsimile or mailed by prepaid registered post to the party to receive same at the address as set out below:

          To the Company:

          St.  Jude Resources
          Suite 200, 5405 - 48th Avenue,
          Delta, British Columbia
          V4K 1W6
          Attention:  Chairman of the Board
          Facsimile no.:  (604) 940-6566

          To Bluestar Management Inc.:

          5667 Timber Valley Road
          Tsawwassen, British Columbia,
          V4L 2H8
          Attention:  Michael Terrell
          Facsimile no.:  (604) 943-1819

Any notice delivered or sent by facsimile will he deemed to have been given and received on the first business day following the date of delivery. Any notice mailed will be deemed to have been given and received on the third business day following the date it was posted, unless between the time of mailing and actual receipt of the notice there is a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, in which case the notice will be effective only if actually delivered.

     30. Assignment to Terrell. The Executive will be entitled, upon notice to the Company, to assign directly to Terrell any of the benefits it is entitled to hereunder.

     31. Severability. If any provision of this Agreement or any part thereof is for any reason held to be invalid or unenforceable in any respect, then such invalid or unenforceable provision or part will be severable and severed from this Agreement and the other provisions of this Agreement will remain in effect and be construed as if such invalid or unenforceable provision or part had never been contained herein.

     32. Waiver. Any waiver of any breach or default under this Agreement will only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver will be implied by any other act or conduct or by any indulgence, delay or omission. Any waiver will only apply to the specific matter waived and only in the specific instance in which it is waived.

     33. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will together constitute but one Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


ST. JUDE RESOURCES LTD.


Per:  [signature illegible]
     ------------------------------------



BLUESTAR MANAGEMENT INC.


Per:  /s/ Michael Terrell
     ------------------------------------

                                   SCHEDULE A

                     Description Of The Duties And Functions
                  Of The President And Chief Executive Officer

o    Formulate long-range strategic plan, set goals and objectives

o    Set operating policies

o Oversee all corporate functions and direct the Company so as to achieve corporate goals and objectives and maximize shareholder value

o Analyze operating results in the light of goals and objectives and take corrective action, when required

o    Plan human resource development to ensure continuity of Company operations

o    Hire or develop a strong team of second tier managers

o Strengthen the business development department in line with the Company's need to develop attractive partnerships or joint ventures

o Create a stimulating environment which empowers and inspires employees to achieve corporate goals

o Represent the Company in the business and non-business community and nurture relationships with associates and partners

o    Serve as a member of the Board

o    Keep the Board apprised of corporate developments and activities such as:

     o    performance compared to the operational business plan
     o    economic, industry and business matters that may impact the Company
     o    other matters of relevance